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                                                                   EXHIBIT 10.61

                            TAX INDEMNITY AGREEMENT

        This TAX INDEMNITY AGREEMENT, dated as of February 9, 2004 (this "Agreement"), is entered into by and between Margaret Valeur-Jensen ("Indemnitor") and Neurocrine Biosciences, Inc., a Delaware corporation ("Neurocrine").

                                    RECITALS

        WHEREAS, Indemnitor previously transferred options to purchase shares of Neurocrine common stock granted under the Neurocrine Biosciences 1992 Incentive Stock Plan (the "Options") to VJV, LLC, and in reliance on professional advice received at the time of such exercise, Neurocrine has not withheld any sums, or paid any amounts, for any federal, state, or local taxing authorities (hereinafter collectively "Taxing Authorities") in connection with such transfers or upon exercise of such Options by VJV, LLC;

        WHEREAS, Indemnitor and Neurocrine agree that it was implicit that Indemnitor would bear responsibility for any adverse tax consequences suffered by Neurocrine in connection with the transfer of the Options or the exercise of the Options by VJV, LLC, and Indemnitor and Neurocrine are entering into this Agreement to formalize Indemnitor's implicit promise to indemnify Neurocrine if Neurocrine becomes obligated to pay taxes (other than Neurocrine's share of employment taxes to the extent not greater than the amount Neurocrine would have paid at the time had it treated the issuance and/or exercise of the Options as taxable compensation), interest and/or penalties (including penalties on Neurocrine's share of employment taxes) as a result of its not withholding sums for, or paying any amounts to, any Taxing Authorities in connection with such transfers and option exercises;

        WHEREAS, Neurocrine is agreeing not to take certain actions with respect to employment taxes that it may otherwise have taken.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, promises and representations set forth in this Agreement, and for other good and valuable consideration, the parties agree as follows:

        1. Indemnitor Responsible for Taxes and Related Amounts. Indemnitor and Neurocrine agree that Indemnitor is responsible for the payment of (a) all income taxes, (b) the employee's share of Social Security and Medicare taxes under the Federal Insurance Contributions Act ("FICA"), (c) any penalties assessed against Neurocrine by reason of nonpayment of unemployment taxes under the Federal Unemployment Tax Act ("FUTA"), and (d) the employee's share of all employment taxes and withholdings under applicable state laws (including state disability insurance) that have been incurred or may ever be incurred in each of
(a) through (c) above in so far as such amount are payable respect to the transfer or the exercise


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of the Options, as well as for certain interest, penalties, and other amounts as defined in Section 2, below that are related to such taxes.

        2. Indemnity. Indemnitor agrees to indemnify and reimburse Neurocrine and hold it harmless from (a) taxes, interest and penalties, that Neurocrine may be required to pay, or in fact pays in accordance with Section 4 below, any Taxing Authority because Neurocrine has not withheld and paid to the Taxing Authorities personal income taxes of the Indemnitor or Indemnitor's share of FICA taxes or (b) interest and penalties that Neurocrine or its subsidiaries may be required to pay by reason of Neurocrine's nonpayment of FUTA taxes with respect to the transfer of the Options by Indemnitor to VJV, LLC, and/or the exercise of the Options by VJV, LLC, or any other transferee; and (c) any interest, penalties, other additions to tax, or other charges that Neurocrine, or its subsidiaries may be required to pay, or in fact pays in accordance with
Section 4 below, to any Taxing Authorities because Neurocrine has not paid to the Taxing Authorities the employer's share of FICA taxes or unemployment taxes under the Federal Unemployment Tax Act (other than the FUTA tax otherwise payable by Neurocrine) with respect to the transfer of the Options by Indemnitor to VJV, LLC, and/or the exercise of the Options by VJV, LLC, or any other transferee. Subject to Section 4 below, Indemnitor shall immediately pay to Neurocrine, upon its request, any amounts Indemnitor is required to pay Neurocrine pursuant to this Section 2. Indemnitor's obligation to indemnify shall exist regardless of whether Neurocrine is required to pay the aforementioned taxes, penalties or interest because a Taxing Authority contends that Neurocrine was legally required to withhold or pay such amounts or whether Neurocrine is required to pay such taxes, interest or penalties because of Indemnitor's non-payment or underpayment of such taxes, interest or penalties.

        3. Indemnitor to Provide Notice of Tax Directive. If any Taxing Authority notifies Indemnitor that it has reached a conclusion regarding the appropriate tax treatment of the transfer of Options to VJV, LLC, or exercise of Options by VJV, LLC, and indicates as part of such notice that Neurocrine was required to withhold any sums for, or pay any amounts to, such Taxing Authority in connection with any such transfer or exercise, Indemnitor shall promptly advise Neurocrine of such notice and provide to Neurocrine copies of any written correspondence relating to Neurocrine's obligations.

        4. Neurocrine's Obligations.

        (a) Neurocrine agrees that, prior to a determination by any court of competent jurisdiction that Neurocrine should have withheld and/or paid any of the taxes, interest, or penalties described in Sections 1 and 2 above, it will not (except as otherwise contemplated by this Agreement) withhold any sums for, or pay any amounts to, any Taxing Authority or otherwise demand payment from Indemnitor for any amounts payable by such Indemnitor pursuant to Section 2 above unless Indemnitor requests that Neurocrine withhold or pay such amounts, or consents to Neurocrine's taking such action; provided, however, that Neurocrine may withhold and/or pay any such amounts to any Taxing Authority that claims such payments are owed unless Indemnitor pays Neurocrine's out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred in connection with contesting any such claim, to the extent provided in Section 4(b) below. In this regard, Indemnitor shall not be responsible for


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reimbursing any out-of-pocket costs or expenses of Neurocrine if Neurocrine determines, pursuant to the fifth sentence of this Section 4, to make a payment to a Taxing Authority rather than oppose such claim. (If Neurocrine initially opposes such a claim by a Taxing Authority but then decides to make a payment, Indemnitor shall be responsible for Neurocrine's out-of-pocket costs and expenses incurred in connection with the opposition, but not after a determination has been made to make the payment.) Indemnitor agrees to pay any amounts that are subject to this Agreement immediately upon the earlier of (i) a determination by any court that Neurocrine should have withheld and/or paid any of the taxes, interest, or penalties subject to Section 2, (ii) Indemnitor's requesting that Neurocrine withhold or pay such amounts or Indemnitor's consenting to Neurocrine's taking such action, and (iii) as requested by Neurocrine pursuant to the following sentence. Notwithstanding anything herein to the contrary, the parties understand and agree that (a) at no time will Neurocrine be required to advance any sums to, or extend any credit on behalf of, Indemnitor, and (b) to the extent that (1) an actual demand for payment has been made to Neurocrine by a Taxing Authority, (2) a decision to withhold or otherwise make payment to such Taxing Authority on behalf of Neurocrine has been made by the Board of Directors of Neurocrine based on its determination of the best interests of the stockholders of Neurocrine; and (3) prior to making such a decision, there has been notice to the Indemnitor and an opportunity for Indemnitor and his or her counsel to make a presentation to the Board regarding such matters, Neurocrine shall have the right to immediately demand payment from the Indemnitor, and the Indemnitor shall have the obligation to immediately pay the amount so demanded (and upon receipt by Neurocrine that portion of such amounts representing taxes, interest and penalties shall be remitted to such Taxing Authority), and further, Neurocrine also shall have the right, but not the obligation, to pay any amounts demanded by any Taxing Authority directly and to obtain immediate reimbursement from the Indemnitor, plus interest.

        (b) This Agreement is one of several Tax Indemnity Agreements in similar form entered into between Neurocrine and employees of Neurocrine arising from similar transactions. Indemnitor shall be responsible for only his or her pro rata share of the out-of-pocket costs and expenses reimburseable under Section 4(a), which initially is deemed to be 7.46%. Such percentage limitation shall not apply to amounts payable by Neurocrine to Taxing Authorities and otherwise due by Indemnitor under this Agreement. In the event one or more of the other individuals who signed Tax Indemnity Agreements in similar form is no longer contesting claims made by Taxing Authorities, but Neurocrine continues to contest claims made by Taxing Authorities at the request of Indemnitor, Indemnitor's share of Neurocrine's out-of-pocket costs and expenses shall be increased to his or her then-current pro rata share as among all such individuals who continue to contest such claims.

        5. Security for Indemnitor's Obligations. In the event Indemnitor's employment with Neurocrine shall terminate, at Neurocrine's request, Indemnitor and Neurocrine will enter into a mutually acceptable arrangement for security of Indemnitor's obligations hereunder in an amount sufficient to cover Indemnitor's reasonable potential liability under this Agreement.

        6. Miscellaneous.


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               (a) Modification and Amendment. This Agreement may not be
altered, amended, modified, or otherwise changed in any way except by a written instrument signed by each party.

               (b) Headings. The headings and titles of the provisions of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of any provision.

               (c) Cumulative Remedies. The right of any party to be indemnified pursuant to this Agreement shall be cumulative and in addition to every other right, power or remedy available to such party, whether available at law, in equity or otherwise. Indemnitor's obligations hereunder may not be reduced by set-off.

               (d) Governing Law; Arbitration; Waiver of Jury Trial.

                      (i) This Agreement shall be governed and construed in
               accordance with the laws of the State of California, without regard to the laws that might be applicable under conflicts of laws principles.

                      (ii) All disputes, controversies or claims between
               Indemnitor and Neurocrine arising, directly or indirectly, out of or relating to this Agreement shall be resolved by final, binding arbitration conducted by a single arbitrator in accordance with the Rules of the American Arbitration Association as then in effect, except as provided herein. Unless the parties otherwise agree, any arbitration shall be held in San Diego County, California. The parties shall be entitled to discovery sufficient to adequately arbitrate the claims and defenses, including access to essential documents and witnesses, as determined by the arbitrator. Costs and fees of the arbitrator shall be borne by the non-prevailing party. The award of the arbitrator, which may include equitable relief, shall be final and not subject to appeal, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction thereof. Any demand for arbitration shall be in writing and must be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based upon such claim dispute or other matter would be barred by the applicable statue of limitations. In no event shall this clause (ii) of Section 6(d) be deemed to preclude a party hereto from instituting legal action seeking relief in the nature of a restraining order, an injunction or the like in order to protect his, her or its rights pending the outcome of an arbitration hereunder and, if any party hereto shall resort to legal action for such types of relief pending the outcome of any such arbitration proceeding or prior to the initiation thereof, such party shall not be deemed to have waived its rights to cause such matter or any other matter to be referred to arbitration pursuant to this Section 6(d).


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                      (iii) EACH PARTY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY
               TRIAL OF ANY DISPUTE, CLAIM OR CAUSE OF ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO INCLUDE ANY AND ALL DISPUTES, CLAIMS OR CAUSES OF ACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH SUCH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO HAVE LEGAL COUNSEL REVIEW THIS WAIVER.

               (e) Severability. If any provision of this Agreement is found or held to be invalid or unenforceable by any tribunal of competent jurisdiction, then the meaning of such provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement. The remainder of this Agreement will remain in full force and effect.

               (f) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart of this Agreement. All counterparts of this Agreement shall collectively constitute a single agreement. Signatures to this Agreement may be transmitted by facsimile and such signatures shall be deemed to be originals.

               (g) Assignment. The Indemnitor may not assign this Agreement without the prior written consent of the other parties, and any such prohibited assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

               (h) Legal Fees. If any party to this Agreement brings an action in arbitration or a court of competent jurisdiction to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action.

               (i) Time is of the Essence. Time is of the essence with respect to every provision of this Agreement.

               (j) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The use of the word "including" shall not be deemed to be limited and shall be read as "including but not limited to." The fundamental premise of this Agreement is that in all events Neurocrine shall incur no obligation or expense in connection with the items identified in
Section 2, above, and further that this Agreement shall be interpreted consistently with that intent.


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               (k) Entire Agreement; No Inconsistent Agreements. This Agreement,
together with any exhibits hereto, contains the entire agreement between the parties and supersedes any prior written or oral agreement between said parties concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter contained in this Agreement, which are not fully expressed herein. The parties also agree that Indemnitor's obligations and responsibilities under this Agreement shall not be limited or subject to indemnity or insurance by Neurocrine through any other agreement or policy relating to the Indemnitor, including any general indemnity agreements or any insurance policy Neurocrine may have.

               (l) Further Assurances. Each party hereby agrees to promptly sign any additional instruments or documents which are necessary or appropriate to carry out the purpose of this Agreement.



                            {Signature Page Follows}


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        The parties have entered into this Agreement as of the date first set forth above.

                                      NEUROCRINE BIOSCIENCES, INC.

                                      By: /s/ Gary Lyons
                                          --------------------------------------
                                      Name:
                                      Its:

                                      Address:
                                      10555 Science Center Drive
                                      San Diego, California 92121
                                      Telephone: (858) 658-7600
                                      Fax:

                                      /s/ Margaret Valeur-Jensen
                                      ------------------------------------------
                                      MARGARET VALEUR-JENSEN

                                      Address:


                                      Telephone:
                                      Fax: